UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

BKF CAPITAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT
Item 1. Election of Directors
Directors Nominated for Election
Item 2. Re-approval of the 1998 Incentive Compensation Plan
Item 3. Ratification of Appointment of Independent Registered Public Accounting Firm
OTHER MATTERS
STOCKHOLDER COMMUNICATIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS
COMPENSATION
Summary Compensation Table
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
PROXY SOLICITATION; QUORUM; VOTING; ADJOURNMENT
PROPOSALS OF STOCKHOLDERS
AVAILABLE INFORMATION

BKF Capital Group, Inc.
One Rockefeller Plaza
New York, New York 10020
(212) 332-8400

May 26, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of BKF Capital Group, Inc. (the “Company”) at Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York on June 21, 2006 at 9:00 a.m.

At the meeting you will be asked to consider and vote on the election of seven (7) directors, the re-approval of the Company’s 1998 Incentive Compensation Plan and the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm.

The board of directors has unanimously approved these proposals and recommends that you vote FOR each of them.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2005 is also enclosed.

The formal notice of the Annual Meeting of Stockholders and the proxy statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented. The proxy card is revocable and will not affect your right to vote in person if you attend the meeting.

Very truly yours,

/s/  John C. Siciliano
John C. Siciliano
Chairman, President
and Chief Executive Officer

BKF Capital Group, Inc.
One Rockefeller Plaza
New York, New York 10020
(212) 332-8400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 21, 2006

To Our Stockholders:

The annual meeting of stockholders (the “Annual Meeting”) of BKF Capital Group, Inc., a Delaware corporation (the “Company”), will be held at Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York on June 21, 2006 at 9:00 a.m., for the following purposes:

1. to elect seven (7) directors to hold office as specified in the accompanying proxy statement;

2. to re-approve the Company’s 1998 Incentive Compensation Plan;

3. to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm; and

4. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on May 23, 2006, the record date, are entitled to vote at the Annual Meeting (the “Record Date”).

By Order of the Board of Directors

/s/  Norris Nissim
Norris Nissim
Secretary

New York, NY
May 26, 2006

Your vote is important! Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may nevertheless vote in person if you attend the Annual Meeting.

PROXY STATEMENT

The board of directors of the Company (the “Board of Directors”) is soliciting proxies from stockholders for use at the Annual Meeting that will be held on June 21, 2006 (the “Annual Meeting”) and at any adjournment or adjournments of that meeting. The Company began mailing these proxy materials to stockholders on or about May 26, 2006.

This proxy statement describes each of the matters on which the Board of Directors is asking stockholders to vote. The Board of Directors recommends that you vote for the proposals described in Items 1, 2 and 3.

Item 1.	Election of Directors

The Board of Directors is asking you to elect seven (7) directors at the Annual Meeting. The Board of Directors has nominated the following persons to serve as directors for terms expiring at the Company’s 2007 annual meeting of stockholders: Harvey J. Bazaar, Ronald LaBow, Keith Meister, Marvin L. Olshan, Donald H. Putnam, Kurt N. Schacht and John C. Siciliano. Each is currently a director of the Company. Mr. Warren G. Lichtenstein will not run for re-election.

If any nominee should be unable to serve, the persons named as proxies shall vote for such other person as shall be determined by such persons in accordance with their judgment.

Information concerning the nominees appears below.

Directors Nominated for Election

		Expiration	Expiration
Name, Age, and Principal Occupation		of Current	of Term if
During the Last Five Years	Since	Term	Elected	Other Business Affiliation(s)

Harvey J. Bazaar — age 65 Retired; From 2001 to 2002, Chief Operating Officer of DML Global Services (a provider of fund accounting and related services to private investment funds); From 1997 to 2000, partner and Global and Americas Leader for the Capital Markets Group of PricewaterhouseCoopers LLP.	2006	2006	2007
Ronald LaBow — age 71 President of Stonehill Investment Corp. (an investment fund) since February 1990; From January 1991 to February 2004, Chairman of the Board of WHX Corporation (a holding company that invests in and/or acquires a diverse group of businesses).	2005	2006	2007	Director of WPN Corp. (a financial consulting company).

		Expiration	Expiration
Name, Age, and Principal Occupation		of Current	of Term if
During the Last Five Years	Since	Term	Elected	Other Business Affiliation(s)

Keith Meister — age 33 Managing Director and Senior Investment Analyst at Icahn Associates since 2002; Chief Executive Officer of American Property Investors, Inc. since 2003 (the general partner of a public limited partnership); From 2000 through 2001, co-President of J Net Ventures (a venture capital fund).	2006	2006	2007	Director of Adventrx Pharmaceuticals, Inc., XO Communications, Inc., American Casino & Entertainment Properties Finance Corp., American Entertainment Properties Corp., American Railcar Industries, Inc. and Westpoint International.
Marvin L. Olshan — age 78 Retired; Founding partner of Olshan, Grundman, Frome, Rosenzweig & Wolosky LLP (a law firm); From 1991 to 2005, director of WHX Corporation.	2006	2006	2007
Donald H. Putnam — age 54 Managing Partner of Grail Partners LLC (a private advisory merchant bank) since 2005; From 1987 to February 2005, Chief Executive Officer, Vice Chairman and Managing Director of Putnam Lovell NBF (a firm specializing in mergers and acquisitions advisory in the investment management industry).	2005	2006	2007
Kurt N. Schacht — age 52 Executive Director of the CFA Centre for Financial Market Integrity (organization that advocates efficient, ethical and transparent capital markets) since June 2004; From April 2001 to March 2004, Chief Operating Officer and General Counsel of Wyser-Pratte Asset Management (a hedge fund); From September 1999 to March 2001, Chief Operating Officer of Evergreen Asset Management (an asset management firm); From 1990 to October 1999, Chief Legal Officer of the State of Wisconsin Investment Board (a public pension fund.)	2005	2006	2007

		Expiration	Expiration
Name, Age, and Principal Occupation		of Current	of Term if
During the Last Five Years	Since	Term	Elected	Other Business Affiliation(s)

John C. Siciliano — age 51 Chairman of the Board of Directors of the Company, President and Chief Executive Officer of the Company and Chairman, President and Chief Executive Officer of BKF Asset Management, Inc. since September 2005; From December 2001 until early 2005, Director of Global Institutional Services at Dimensional Fund Advisors (joined firm in April 2001); From April 1998 until January 2001, Managing Principal of Payden & Rygel and President of Payden & Rygel Investment Group from December 1998 until January 2001; From 1996 to 1998, co-head of North American Corporate Finance at Dresdner Kleinwort Benson N.A. LLC.; From 1995 to 1996, Senior Vice President and Director of Western region of Dresdner Kleinwort Benson N.A. LLC.
	2005	2006	2007

Required Vote

Stockholders are entitled to one vote per share in the election of directors (called straight voting), with no right of cumulation. Assuming a quorum is present, the nominees for director who receive the highest number of votes cast at the Annual Meeting will be elected.

The Board of Directors recommends a vote FOR each of the seven (7) nominees named above.

Independence of Board Members

The Board of Directors has determined that each of the following directors is an “independent director” in accordance with the corporate governance rules of The New York Stock Exchange and the standards set forth in the Company’s Corporate Governance Guidelines: Harvey J. Bazaar, Ronald LaBow, Warren G. Lichtenstein, Keith Meister, Marvin L. Olshan, Donald H. Putnam and Kurt N. Schacht.

The following categorical independence standards are set forth in the Company’s Corporate Governance Guidelines:

(A) The following commercial or charitable relationships will not be considered material relationships that would impair a director’s independence:

•	A director or an immediate family member is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1.5 percent of the annual revenues of the company he or she serves as an executive officer.

•	A director or an immediately family member is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1.5 percent of the total consolidated assets of the company he or she serves as an executive officer and such indebtedness is not past due.

•	A director or an immediate family member serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than 1.5 percent of that organization’s total annual charitable receipts (the Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose).

(B) The following relationships will be considered material relationships that would impair a director’s independence, absent a determination by the Board of Directors to the contrary:

•	A director or an immediate family member is a partner of or of counsel to a law firm that performs substantial legal services for the Company on a regular basis.

•	A director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services for the Company on a regular basis.

Business relationships, other than those enumerated in (A) and (B) above, between the Company and an entity for which the director or an immediate family member serves as an officer or general partner or of which the director or an immediate family member is the owner of more than five percent of the outstanding equity interests will be evaluated by reference to the following questions:

•	Is the business arrangement usually and customarily offered to customers or suppliers by the Company?

•	Is the arrangement offered on substantially similar terms as those prevailing at the time for comparable transactions with other customers or suppliers under similar circumstances?

•	In the event that (i) a proposed arrangement were not made or (ii) an existing arrangement were terminated in the normal course of business, would that action reasonably be expected to have a material and adverse effect on the financial condition, results of operations, or business of the recipient?

Meetings of the Board of Directors and Certain Committees of the Board of Directors

During 2005, the Board of Directors conducted 22 meetings, including scheduled and special meetings. Each board member attended at least 75% of the meetings of the Board of Directors and committees on which he served during 2005 other than Mr. Lichtenstein (who attended 10 of the 14 meetings held while he was a director) and Mr. J. Barton Goodwin (who attended five of the eight meetings held while he was a director).

The Company has standing audit, compensation and nominating and governance committees, whose current functions and members are described below. It is anticipated that at its first meeting following the Annual Meeting, the Board of Directors will designate the directors who currently serve on these committees to serve on each of these committees until the next annual meeting of stockholders.

Audit Committee

The primary purpose of the audit committee (the “Audit Committee”) is (i) to oversee the accounting and financial reporting processes of the Company, the Company’s compliance with legal and regulatory requirements, and the work of the independent registered public accounting firm of the Company, and (ii) to select, and determine the compensation of such independent registered public accounting firm. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee had three meetings during 2005.

The current members of the Audit Committee are Harvey J. Bazaar, Marvin L. Olshan and Kurt N. Schacht. Mr. Schacht, along with Anson M. Beard, Jr. and James S. Tisch, was appointed to the Audit Committee on August 11, 2005. Mr. Olshan was appointed to the Audit Committee on February 16, 2006 to replace Mr. LaBow (Mr. LaBow was elected to the Audit Committee on December 12, 2005 to replace James S. Tisch). Mr. Bazaar was appointed to the Audit Committee on January 10, 2006 to replace Anson M. Beard, Jr., who resigned from the Board of Directors on such date.

Each member of the Audit Committee is independent and financially literate, as defined by The New York Stock Exchange’s listing standards that apply to the Company, and at least one member has accounting or financial management expertise, as required by these listing standards. The Board of Directors has determined that Mr. Bazaar qualifies as an “audit committee financial expert” (as defined by the Securities and Exchange Commission (the “SEC”)).

Compensation Committee

The compensation committee (the “Compensation Committee”) makes recommendations regarding compensation policies and has direct responsibility for the compensation of the Company’s executive officers. The Compensation Committee also administers the Company’s 1998 Incentive Compensation Plan. The Compensation Committee had six meetings during 2005.

The current members of the Compensation Committee are Warren G. Lichtenstein, Kurt N. Schacht and Donald H. Putnam. Mr. Lichtenstein and Mr. Schacht, along with Anson M. Beard, Jr. and Dean J. Takahashi, were appointed on July 29, 2005. Mr. Beard resigned from the Board of Directors on January 10, 2006, Mr. Takahashi resigned from the Board of Directors on January 20, 2006, and Mr. Putnam was appointed to the Compensation Committee on January 20, 2006.

Nominating and Governance Committee

The nominating and governance committee (the “Nominating and Governance Committee”) makes recommendations to the Board of Directors regarding the selection of candidates to be nominated for election to the Board of Directors, monitors and reviews corporate governance issues, and oversees the evaluation of the Board of Directors and management. Each of the Nominating and Governance Committee members is independent, as defined by The New York Stock Exchange’s listing standards that apply to the Company. The Nominating and Governance Committee did not hold any separate formal meetings during 2005, but members of the Nominating and Governance Committee made recommendations during the course of meetings of the full board of directors regarding matters within the scope of the authority of the Nominating and Governance Committee as defined in such committee’s charter, including recommendations with respect to the selection of a Chief Executive Officer and members of the board of directors.

The current members of the Nominating and Governance Committee are Warren G. Lichtenstein, Kurt N. Schacht and Ronald LaBow. Mr. Lichtenstein and Mr. Schacht, along with James S. Tisch, were appointed on July 29, 2005. Mr. Tisch resigned from the Board of Directors on January 11, 2006, and Mr. LaBow was appointed to the Nominating and Governance Committee on January 20, 2006.

The Board of Directors has not adopted any formal policies or procedures with regard to the consideration of any director candidates recommended by stockholders. Stockholders should send their recommendations to the Secretary of the Company at One Rockefeller Plaza, New York, NY 10020. In general, the Board of Directors would require the consent of any proposed director candidate to be considered and to be nominated, and such person’s undertaking to serve if elected, as well as the type of information that must be disclosed by and about directors, nominees, and executive officers of the Company under the federal securities laws and as may now or hereafter be required by the Company’s charter and by-laws as to stockholder nominees. Further, the Nominating and Governance Committee could seek information about a candidate’s specific attributes, including a candidate’s business experience, experience as a director, community involvement and public credibility. The Board of Directors believes that these informal standards are sufficient to serve the Company’s needs.

Non-Employee Director Meetings

In 2006, pursuant to the Company’s Corporate Governance Guidelines, the Board of Directors will hold regularly scheduled meetings of non-employee directors. Such meetings will be presided over by the chairman of the Audit, Compensation or Nominating and Governance Committee, as determined by the non-employee directors based on the anticipated agenda for the meetings, or by the lead independent director, if one is designated. Interested parties who wish to communicate with the non-employee directors may do so by following the same procedure as described in “Stockholder Communications” below. During 2005 the non-employee directors held twelve meetings, eleven of which were held when no employee served on the Board of Directors.

Director Attendance at Annual Meetings

It is the policy of the Company to encourage its directors to attend the annual meeting of stockholders. Burton G. Malkiel and J. Barton Goodwin, who were not re-elected to the Board of Directors, did not attend last year’s annual meeting of stockholders.

Item 2.	Re-approval of the 1998 Incentive Compensation Plan

The Company maintains the 1998 Incentive Compensation Plan, as amended and restated on March 28, 2001 (the “ICP”). The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, deferred stock, stock, dividend equivalents, and annual or long term performance awards (based on the achievement of performance goals), which may be payable in cash or stock. The ICP was last approved by the Company’s stockholders at the 2001 Annual Meeting.

Section 162(m) of the Internal Revenue Code (the “Code”) generally denies a tax deduction to any publicly held corporation for compensation in excess of $1 million paid to its chief executive officer or any of its four other most highly compensated executive officers in any fiscal year, unless it is performance-based compensation (i.e., based on the attainment of objective performance criteria) which meets certain requirements of the Code and the applicable Treasury regulations. One of those requirements is that the material terms of the performance goals be approved by stockholders. Moreover, if the compensation committee has the authority to change the targets under a performance goal after stockholder approval has been obtained (as is the case with performance awards granted under the ICP, where the compensation committee may set new targets each year), then material terms of the performance goal must be disclosed and re-approved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the previous stockholder approval. Consequently, in order for performance awards granted on and after the 2006 annual stockholders meeting to continue to be exempt from the application of Section 162(m), the ICP is being submitted to the Company’s stockholders for re-approval. If stockholders fail to approve the proposal, the Company will be able to make awards under the ICP or otherwise if it deems such awards to be in the best interests of the Company and its stockholders, even if such awards would not be eligible for Section 162(m) deductibility.

A summary of the material features of the ICP follows. It is subject to, and you should also review, the full text of the ICP, which can be found at Exhibit A. Please read the full text of the ICP before you decide how to vote.

Eligible Participants

Employees and non-employee directors of the Company or its subsidiaries are eligible for awards under the ICP. Any person who is offered employment will also be eligible but cannot receive any benefit under his or her award until after beginning employment with the Company or a subsidiary. Currently, approximately 100 employees and seven non-employee directors are eligible for awards.

Overall Limits

The ICP authorizes the Company to issue 2,600,000 shares of Company common stock (about 40% of the Company’s outstanding common stock at the time the ICP was initially adopted), plus 10% of the number of shares of common stock issued or delivered by the Company during the term of the ICP (excluding any issuance or delivery in connection with awards under the ICP), plus the number of shares of common stock (not to exceed 700,000) purchased by the Company after March 28, 2001. Shares covered by awards granted under the ICP that wholly or in part are not earned, or that expire or are forfeited, terminated, cancelled, settled in cash, payable solely in cash or exchanged for other awards, do not count toward the overall limit. As of the record date of the Annual Meeting, the Company had 811,408 shares reserved for outstanding awards under the ICP, and 358,882 shares remained available for future awards under the ICP. Shares may be issued from treasury or other currently authorized but unissued shares. The closing price of the Company’s common stock on the record date of the Annual Meeting was $7.76 per share.

Special Limits

The Company may not grant incentive stock options for more than 1,000,000 shares. If an incentive stock option expires or is terminated, the unissued shares will be available for other incentive stock options. The Company may grant incentive stock options only to individuals who at the time of grant are employees of the Company or a subsidiary. In each fiscal year, no individual may receive stock options, stock appreciation rights, restricted stock, deferred stock, or any other type of award relating to, in each case, more than 1,000,000 shares of common stock, subject to adjustment. The ICP also limits the maximum dollar amount of cash awards that a participant may earn in a single year to $20,000,000.

Adjustments

The Committee (as defined below) may adjust (1) the number and kind of shares of stock which may be delivered in connection with awards granted and outstanding awards, (2) the number and kind of shares of stock by which annual per-person award limitations are measured, and (3) the exercise price, grant price or purchase price relating to any award and/or make provision for payment of cash or other property in respect of any outstanding award in the event of a dividend, recapitalization, stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events.

Plan Administration

A committee (the “Committee”) selected by the board of directors will administer the ICP. The Committee will consist of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” within the meaning of Internal Revenue Code Section 162(m) (“Code Section 162(m)”), unless administration of the ICP by “outside directors” is not then required in order to qualify for tax deductibility under Code Section 162(m). For convenience, anyone who administers the ICP is referred to as the “Committee”. In general, the Committee has full and final authority to select participants, determine the type, terms and conditions of awards, and adopt rules, regulations and guidelines for the proper administration of the ICP. The Committee may delegate certain of its duties, power and authority to the Company’s officers or managers. The board of directors will perform the functions of the Committee for purposes of interpreting or otherwise administering grants to non-employee directors.

Form of Awards — Generally

Awards made pursuant to the ICP may take a number of forms, including non-qualified and incentive stock options (“Options”), stock appreciation rights (“SARs”) (including freestanding and tandem stock appreciation rights), restricted stock (“Restricted Stock”), deferred stock (“Deferred Stock”), bonus stock (“Bonus Stock”), dividend equivalents (“Dividend Equivalents”), annual incentive awards (“Annual Incentive Awards”), long-term performance awards (“Performance Awards”), or any combination of the above.

Stock Options

Options include both incentive stock options (called “ISOs”), which may result in favorable tax treatment to the participant, and non-qualified stock options. The terms of any ISOs that are granted to any participant will comply with the provisions of Internal Revenue Code Section 422. The Committee will determine exercise prices for Options, but these may not be less than the fair market value of the Company’s common stock on the grant date. The Committee may adjust the exercise price of an Option to reflect certain corporate actions or, if the Option is granted in lieu of cash compensation, discount the exercise price by the amount of cash compensation the participant gives up in order to receive the Option. Options will have a maximum term of ten years.

Stock Appreciation Rights

A SAR entitles the participant to receive payment of the amount of appreciation, if any, in the market value of his or her shares on the exercise date over the grant price, or in the case of a tandem SAR granted in tandem with an

Option, the exercise price of the related Option. The Committee will determine whether or not an SAR is granted as a tandem award (which is an award that is combined with another award, usually to provide an alternative form of compensation of comparable economic value) and any other terms and conditions of any SAR.

Restricted Stock

Restricted Stock is a grant of shares that is subject to a risk of forfeiture, transferability restrictions and/or other restrictions as determined by the Committee. Upon termination of employment or service, Restricted Stock that is subject to restriction will be forfeited (subject to the Committee’s discretion to make exceptions on a case by case basis). Restricted Stock generally entitles the recipient to all the rights of a stockholder, including the right to vote and receive dividends, unless the participant is limited by the terms of the ICP or any award agreement relating to the Restricted Stock. During the period of restriction, the participant generally may not sell, transfer, pledge, hypothecate, margin or otherwise encumber the Restricted Stock.

Deferred Stock

A grant of “Deferred Stock” is the right to receive the Company’s common stock, cash, or a combination of stock or cash at the end of a time period specified by the Committee. At the end of the deferral period or, if permitted by the Committee, at the time elected by the participant, the Company will deliver the Company’s common stock (or cash having an equal value, or a combination of cash and stock) to the participant. Except as the Committee otherwise determines, if a participant’s employment is terminated during the applicable deferral period, the participant will forfeit all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of a participant).

Bonus Stock

The ICP authorizes the Committee to grant Company stock as a bonus, or to grant such stock or other award in lieu of obligations to pay cash or deliver other property under the ICP or other plans or compensatory arrangements.

Dividend Equivalents

Under the ICP, the Committee may grant Dividend Equivalents to a participant, which entitle a participant to receive cash, Company stock or other awards equal in value to dividends paid for a specified number of shares of Company stock or other periodic payments.

Annual Incentive Awards and Performance Awards

The ICP permits the Committee to make Annual Incentive Awards and Performance Awards. The Company may pay these awards in cash, other awards or Company stock. The grant, exercise and/or settlement of such award will be contingent upon the achievement of pre-established performance goals, unless the Committee determines that a Performance Award or Annual Incentive Award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). In this way, the Committee intends to qualify such awards to avoid the limitation on tax deductibility under Code Section 162(m). The Committee will establish a targeted level or levels of performance measured by certain general business criteria. The Committee will measure whether a participant has achieved a performance goal over a performance period of one year or less for an Annual Incentive Award, or up to ten years for a Performance Award. The Committee may reduce the amount paid to a participant in connection with an Annual Incentive Award or Performance Award, but may not increase the amount unless the Committee determines at the time of grant that the award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m).

Exercisability

Unless the Committee provides otherwise, an Option, SAR or grant of Restricted Stock or Deferred Stock will become exercisable or settleable in three equal installments after each of the first, second and third anniversaries of the date of grant based on the participant’s continued employment with the Company or any of its subsidiaries. Unless the Committee provides otherwise, an Option or SAR will have a maximum term of ten years after the date of grant and will expire 30 days after the participant’s termination of employment with the Company; however, if such termination occurs by reason of the participant’s death, retirement or disability, the Option or SAR will be immediately exercisable and may be exercised by the participant within one year following termination. Subject to the terms of the ICP and any applicable agreement, payments upon the exercise of an Option or other award may be made in such forms as the Committee determines, including, without limitation, cash, shares or other awards. The settlement of any award may be accelerated, and cash paid in lieu of stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events.

Loans

With the consent of the Committee, the Company or any subsidiary may lend money to a participant (or arrange or guarantee a loan to a participant) to give the participant the cash needed to exercise any Option, purchase Company stock or make any other payment in connection with any award, including the payment of taxes due in connection with any award. The Committee shall have the discretion to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

Change In Control

If a Change in Control (as defined in the ICP) of the Company occurs, all outstanding awards will immediately vest and become fully exercisable, and any deferral of settlement, forfeiture conditions and/or other restrictions will lapse and such awards shall be fully payable as of the effective date of the Change in Control (unless waived or deferred at the participant’s option). Unless a participant’s employment is terminated for cause following a Change in Control, awards carrying a right to exercise will remain exercisable for the balance of the stated term of such award. In addition, performance goals and conditions will be deemed to have been met with respect to Annual Incentive Awards and Performance Awards if the award agreements governing such awards provide for such treatment.

Termination and Amendment of the ICP

Unless earlier terminated by the board of directors, the ICP will remain in effect until such time as no shares remain available for delivery under the ICP and the Company has no further rights or obligations under the ICP. The board of directors may amend, alter, suspend, discontinue or terminate the ICP or the Committee’s authority to grant awards under the ICP without stockholder approval, except that any amendment or alteration to the ICP shall be subject to stockholder approval at the annual meeting next following such board action if stockholder approval is required by any state or federal law or regulation or the rules of any stock exchange on which the Company’s stock is listed or quoted. The Committee may waive any conditions or rights, or amend, alter, suspend or discontinue any award granted; provided that no action may materially and adversely affect the rights of participants under any granted and outstanding awards without the consent of the affected participant.

Federal Income Tax Summary

The following is a summary of the general, current federal income tax consequences of awards under the ICP. It is not intended to be a comprehensive description of all possible tax consequences related to awards under the ICP.

The grant of an Option or SAR will trigger no federal income tax for a participant or a deduction for the Company. Nor will the participant have taxable income upon exercising an ISO, although the alternative minimum tax may apply. Upon the exercise of an Option that is not an ISO, the excess of the fair market value of the Option shares over the exercise price is taxable to the participant as ordinary income on the exercise date. On the exercise of a SAR, the cash or the fair market value of the shares received will also be taxable as ordinary income.

If a participant disposes of ISO shares before the end of applicable ISO holding periods, he or she will be taxed on ordinary income equal to the lesser of (1) the fair market value of the shares at exercise minus the exercise price, or (2) the amount realized upon the disposition minus the exercise price. The applicable ISO holding period for the shareholder to receive long-term capital gain treatment from the sale of stock received from the exercise of an ISO is the longer of two years from the date of ISO grant or one year from the date of ISO exercise. Otherwise, a disposition of shares acquired by exercising an Option or SAR that does not meet the aforementioned ISO holding period will result in short-term capital gain or loss equal to the sale price minus the participant’s tax basis in such shares. The tax basis is the exercise price paid plus any amount previously taxed as ordinary income upon exercise of the award.

The Company is normally entitled to a tax deduction equal to the amount taxed as ordinary income to the participant. The Company will not be entitled to a tax deduction for amounts taxed as capital gain to the participant. Therefore, the Company will not be entitled to a tax deduction if a participant exercises an ISO and holds the shares received for the ISO holding period.

In the case of awards other than Options and SARs, the participant generally will be taxed on ordinary income equal to the fair market value of shares, cash or other property received. This tax will accrue at the time of receipt, except in the case of an award that is non-transferable and subject to a risk of forfeiture. In that case, the tax may not accrue until the lapse of at least one of these restrictions, although the participant may elect to be taxed at the time of grant. Subject to an exception discussed below under “Compliance with Code Section 162(m)”, the Company will be entitled to a tax deduction in an amount equal to the ordinary income taxed to the participant.

Compliance With Code Section 162(m)

The Committee intends that some awards under the ICP should qualify as performance-based, as defined in Code Section 162(m). Code Section 162(m) imposes a cap of $1 million on the amount of tax deductions the Company may take for compensation to certain executives in a single year, but qualifying performance-based compensation remains fully deductible regardless of its amount. Under the ICP, awards to employees whom the Committee expects to be named executives, which are conditioned upon achievement of performance goals, are intended to qualify as performance-based compensation.

The ICP imposes per-person limitations so that a participant may not receive awards intended to qualify as performance-based in excess of his or her annual limit. For each type of award, each participant’s annual limit is 1,000,000 shares in any fiscal year. In addition, the maximum cash award that may be earned under the ICP in any fiscal year by any participant is $20,000,000. The annual limit has been set above the Committee’s present anticipated award levels because Code Section 162(m) permits only downward discretionary adjustments.

In establishing goals for a performance-based award to an executive who is subject to Code Section 162(m), the Committee will establish a targeted level or levels of performance measured by one or more of the following business criteria: (1) earnings per share; (2) revenues; increase in revenues; the excess of all or a portion of revenues over operating expenses (excluding expenses determined by the Committee at the time performance goals are established); (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation, amortization and/or incentive compensation; pretax operating earnings; operating earnings; (9) total shareholder return; (10) performance of managed fund(s); (11) market share; (12) assets under management; (13) reduction in costs; (14) increase in the fair market value of Company stock; and (15) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Russell 1000 Value Index, the Standard & Poor’s 500 Stock Index, the Standard & Poor’s Financial Index, the SNL Investment Adviser Index or a group of comparator companies.

A number of other requirements must be met in order for particular compensation to qualify as performance-based under Code Section 162(m). There can be no assurance that compensation resulting from awards under the ICP intended to qualify under Code Section 162(m) will in fact be fully deductible under all circumstances. The Committee’s policy is to preserve corporate tax deductions attributable to the compensation of executives while maintaining the flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

Because of the discretionary nature of the ICP, the benefits and amounts to be received under the plan, as amended, are not determinable.

Required Vote

Under the Company’s by-laws, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the 1998 Incentive Compensation Plan. Unless otherwise instructed, properly executed proxies which are returned in a timely manner will be voted in favor of the re-approval of the plan.

The Board of Directors recommends a vote FOR the re-approval of the 1998 Incentive Compensation Plan.

Item 3.	Ratification of Appointment of Independent Registered Public Accounting Firm

Prior to the Annual Meeting, the Audit Committee reappointed Grant Thornton LLP, the Company’s independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2006. Grant Thornton LLP has no direct or indirect financial interest in the Company except as the Company’s independent registered public accounting firm.

The Company is asking stockholders to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. A representative of Grant Thornton LLP is expected to attend the Annual Meeting and will be available to respond to questions raised at the Annual Meeting. The representative from Grant Thornton LLP will also have the opportunity to make a statement if he or she desires to do so.

Audit Fees

Grant Thornton LLP received $705,331 and $592,259 for the years ended December 31, 2005 and December 31, 2004, respectively, for professional services rendered in connection with the audit of the Company’s annual financial statements, reviews of the financial statements included in quarterly reports on Form 10-Q filed by the Company, and audits of consolidated subsidiaries. The Company expects that additional amounts will be paid to Grant Thornton LLP upon receipt of a final bill for audit services rendered in connection with financial statements included in reports relating to 2005.

Audit-Related Fees

No audit-related services were rendered with respect to the fiscal years ended December 31, 2005 and December 31, 2004 by Grant Thornton LLP.

Tax Services

Grant Thornton LLP received from the Company a total of $15,525 for the year ended December 31, 2005 and $12,875 for the year ended December 31, 2004 in connection with the review of Company tax returns. The Audit Committee of the Board of Directors believes these additional services were compatible with maintaining the independence of Grant Thornton LLP.

All Other Fees

No other fees were paid to Grant Thornton LLP in 2005 and 2004.

Pre-Approval Procedures

The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company. Prior to the commencement of the audit services (including audits of the Company’s employee benefit plan), the Audit Committee shall approve the terms of the engagement letter that outlines the scope of the audit services proposed to be performed by the Company’s independent registered public accounting firm during the fiscal year. Non-audit services, including tax preparation and review work, will also require pre-approval from the Audit Committee. Any such approval would require approval of the specific engagement, including the projected fees, at a regularly scheduled or special Audit Committee meeting or through a written consent.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the Annual Meeting is necessary to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Unless otherwise instructed, properly executed proxies which are returned in a timely manner will be voted in favor of the ratification of the appointment of Grant Thornton LLP.

The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any proposals to be presented at the Annual Meeting by others. If any other matter comes before the Annual Meeting, however, the persons named in the proxy solicited by the Board of Directors will vote thereon in accordance with their judgment.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to the Secretary of the Company at One Rockefeller Plaza, New York, NY 10020. The envelope should indicate that a stockholder communication to a director or the Board of Directors is enclosed. The Secretary shall forward the correspondence to the director or directors to whom it is addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth the beneficial ownership as of April 25, 2006 of (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (2) each director and nominee for director of the Company, (3) each executive officer of the Company whose name appears on the summary compensation table below (the “Named Executive Officers”) and (4) all directors and executive officers of the Company as a group. Each person had sole or shared voting or dispositive powers with respect to such shares.

	Number of		Percent of
Name of Beneficial Owner	Shares		Class

Carl C. Icahn	1,194,100	(1)	14.3%
c/o Icahn Associates Corp.
767 Fifth Avenue
New York, NY 10153
Cannell Capital LLC	788,200	(2)	9.4%
150 Capital Street, Fifth Floor
San Francisco, CA 94111
Steel Partners II, L.P.	727,200	(3)	8.7%
590 Madison Avenue
New York, NY 10022
Lloyd I. Miller, III	470,300	(4)	5.6%
Harvey J. Bazaar	656	(5)	*
Ronald LaBow	656	(5)	*
Warren G. Lichtenstein	727,200	(6)	8.7%
Keith Meister	656	(5)(7)	*
Marvin L. Olshan	656	(5)	*
Donald H. Putnam	656	(5)	*
Kurt N. Schacht	656	(5)	*
John C. Siciliano	275,054	(8)	*
J. Clarke Gray	35,387	(9)	*
Stephen T. Eckenberger	8,857	(10)	*
Philip W. Friedman	32,995	(11)	*
Norris Nissim	10,659	(12)	*
Directors and executive officers as a group (12 persons)	1,094,088		13.1%

*	Less than 1%

(1)	The information set forth is based solely upon Amendment No. 1 to the Schedule 13D filed with the SEC on January 23, 2006 and includes 498,820 shares held by High River Limited Partnership, 389,357 shares held by Icahn Partners Master Fund L.P. and 305,923 shares held by Icahn Partners L.P. Barberry Corp. is the sole member of Hopper Investments LLC, which is the general partner of High River Limited Partnership. CCI Offshore Corp. is the general partner of Icahn Offshore L.P., which is the general partner of Icahn Partners Master Fund L.P. CCI Onshore Corp. is the general partner of Icahn Onshore L.P., which is the general partner of Icahn Partners L.P. Each of Barberry Corp., CCI Offshore Corp. and CCI Onshore Corp. is 100 percent owned by Carl C. Icahn. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by all of the foregoing entities.

(2)	The information set forth is based solely upon Amendment No. 1 to the Schedule 13D filed with the SEC on February 13, 2006 and includes 247,200 shares held by The Anegada Master Fund Limited, 392,300 shares held by Tonga Partners, L.P., and 148,700 owned by TE Cannell Portfolio, Ltd. Mr. Cannell is the controlling member of Cannel Capital LLC, the investment advisor of the Anegada Master Fund Limited and TE Cannell Portfolio, Ltd. and is the general partner of and investment adviser to Tonga Partners, L.P. and is deemed to beneficially own these shares.

(3)	The information set forth is based solely on Amendment No. 5 to the Schedule 13D filed with the SEC on June 23, 2005. Steel Partners, L.L.C., as the general partner of Steel Partners II, L.P., and Warren G. Lichtenstein, as the sole executive officer and managing member of Steel Partners, L.L.C., may each be deemed to beneficially own these shares.

(4)	The information set forth is based solely upon the Schedule 13G filed with the SEC on April 25, 2006. Mr. Miller may be deemed to be the beneficial owner of (i) 377,400 of these shares as (x) the managing member of a limited liability company that is the general partner of a certain limited partnership and as (y) custodian to accounts set up under the Florida Uniform Gift to Minors Act and (ii) 92,900 of these shares as an investment advisory to the trustee of a certain family trust.

(5)	Includes 656 shares of restricted stock granted on March 8, 2006 and vesting on December 29, 2006.

(6)	As the sole executive officer and managing member of Steel Partners, L.L.C., which in turn is the general partner of Steel Partners II, L.P., Mr. Lichtenstein may be deemed to beneficially own the 727,200 shares owned by Steel Partners II, L.P.

(7)	Mr. Meister is a limited partner of Icahn Onshore LP (“Onshore”) and has an interest in the fees, including the performance fees, relating to Onshore and Icahn Offshore LP (“Offshore”). Therefore, Mr. Meister may be deemed to be a beneficial owner of the 695,280 shares held by Onshore and Offshore. Mr. Meister disclaims beneficial ownership thereof.

(8)	Includes 200,000 shares of restricted stock granted on September 28, 2005, one quarter of which shall vest on each of the first four anniversaries of the grant date. Mr. Siciliano also received 250,000 options as of December 30, 2005 at an exercise price of $18.95 per share, 50,000 of which vested as of the grant date and are included and the balance of which shall vest in equal tranches on September 28th of each of 2006, 2007, 2008 and 2009.

(9)	Includes 18,750 shares of restricted stock granted on January 25, 2006, one third of which shall vest on each of December 31, 2006, 2007 and 2008. Mr. Gray also received 50,000 options as of January 25, 2006 at an exercise price of $13.75 per share, 12,500 of which vested as of the grant date and are included and the balance of which shall vest in equal tranches on December 31 of each of 2006, 2007 and 2008.

(10)	Includes 6,700 shares of restricted stock, 50% of which will vest at each of December 31, 2006 and December 31, 2007.

(11)	Includes 4,700 shares of restricted stock granted on January 20, 2006 that will vest on December 31, 2006 and 12,261 shares of restricted stock granted on March 10, 2004 that will vest on March 9, 2007. In addition, Mr. Friedman holds 8,434 shares of restricted stock granted on March l0, 2005 that vest in equal tranches on December 31 of each of 2006 and 2007.

(12)	Includes 1,955 shares of restricted stock granted on March 10, 2005, 50% of which will vest at each of December 31, 2006 and December 31, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each director and executive officer of the Company and each beneficial owner of 10% or more of the Company’s common stock is required to report his or her transactions in shares of the Company’s common stock to the SEC within a specified period following a transaction. Based on our review of filings with the SEC and written representations furnished to us during 2005, the directors, executive officers and 10% beneficial owners filed all such reports within the specified time period except that Messrs. Siciliano, Aigen, Nissim, Friedman and Eckenberger each failed to timely file one report of a transaction related to the vesting of restricted common stock or options to purchase common stock under the Company’s 1998 Incentive Compensation Plan and the tax withholding of certain shares related thereto and Cannell Capital LLC failed to timely file one report of a sale of common stock. In each case, a report was filed promptly following discovery of the oversight.

EXECUTIVE OFFICERS

The following table sets forth certain information about the current executive officers of the Company.

		Year First Elected or
Name, Age, and Principal Occupation		Became an
During the Last Five Years(1)	Office	Executive Officer

John C. Siciliano — age 51
Chairman of the Board of Directors of the Company, President and Chief Executive Officer of the Company and Chairman, President and Chief Executive Officer of BKF Asset Management, Inc. since September 2005; From December 2001 until early 2005, director of Global Institutional Services at Dimensional Fund Advisors (joined firm in April 2001); From April 1998 until January 2001, Managing Principal of Payden & Rygel and President of Payden & Rygel Investment Group from December 1998 until January 2001; From 1996 to 1998, co-head of North American Corporate Finance at Dresdner Kleinwort Benson N.A. LLC.; From 1995 to 1996, Senior Vice President and Director of Western region of Dresdner Kleinwort Benson N.A. LLC.
	Chairman, Chief Executive Officer and President	2005 (as President and Chief Executive Officer); 2006 (as Chairman)
J. Clarke Gray — age 54 Chief Financial Officer of the Company and BKF Asset Management, Inc. since January 2006; From March 2003 to January 2006, Chief Administrative Officer of ADP Clearing & Outsourcing Services, where he held various other positions since 1997.	Senior Vice President, Chief Financial Officer	2006
Norris Nissim — age 39 Senior Vice President, General Counsel and Secretary of the Company and Senior Vice President and General Counsel of BKF Management Co., Inc. and BKF Asset Management, Inc. since February 2000; Director of Legal Affairs of BKF Management Co., Inc. and BKF Asset Management, Inc. from August 1996 to February 2000.	Senior Vice President, General Counsel and Secretary	2000
Philip W. Friedman — age 49 Chief Investment Officer for BKF Asset Management, Inc. since 2005; Senior Portfolio Manager of BKF Asset Management, Inc. since 2002; Managing Director of the U.S. Active Equity Group at Morgan Stanley Asset Management (1998-2002); various positions at Morgan Stanley since 1990.	Chief Investment Officer of BKF Asset Management, Inc.	2005
Stephen Thomas Eckenberger — age 58 Senior Vice President of Institutional Sales and Client Service for BKF Asset Management, Inc. since 2005; Managing Director of AltVantage Group of BKF Asset Management, Inc. since 2001; Chief Operating Officer of Marcstone Capital Management (2000); Chief Investment Officer of AIG International Asset Management Inc. (1998-2000); Senior Vice President and Co-Head of domestic and hedge fund programs at the Commonfund (1991-1998).	Senior Vice President of Institutional Sales and Client Service of BKF Asset Management, Inc.	2005

(1)	Each executive officer of the Company generally holds office until the first meeting of the Board of Directors after the Annual Meeting of stockholders and until his or her successor is elected and qualified. Messrs. John Levin, Glenn Aigen, Henry Levin and Frank Rango resigned from their respective positions as executive officers of the Company and its subsidiaries effective September 28, 2005, January 15, 2006, December 16,

2005 and December 31, 2005, respectively. For more information see “Employment Contracts and Termination of Employment and Change-in-Control Arrangements — Former Employees.”

COMPENSATION

Directors’ Compensation

Company employees who serve as directors of the Company receive no compensation for such services. Non-employee directors currently receive approximately $34,000 per year in compensation, 75% of which is paid in cash and 25% of which is paid in the form of a restricted stock award (as valued at the date of grant) which vests at the end of the year. In 2005, an annual grant of 656 shares of restricted common stock was made. In addition, non-employee directors receive $500 for each meeting of a committee of the board that they attend in person or by telephone and $5,000 per year for serving as the chairman of any committee of the Board. The Company also reimburses directors for their out-of-pocket expenses incurred in connection with such meetings.

Executive Officer Compensation

The following table sets forth the compensation for the years ended December 31, 2005, December 31, 2004 and December 31, 2003 received by the Company’s Chief Executive Officer, the Company’s four other most highly paid executive officers serving at the end of fiscal year 2005 (the “Named Executive Officers”) and the former CEO and Messrs. Henry Levin and Frank Rango (the “Former Executive Officers”).

Summary Compensation Table

						Long Term Compensation
		Annual Compensation						Securities
Name and Principal				Other Annual		Restricted Stock		Underlying	All Other
Position	Year	Salary($)	Bonus($)	Compensation(1)		Award($)(2)		Options (#)	Compensation(3)

John C. Siciliano(4)	2005	248,461		45,057	(9)	8,040,000	(10)	250,000
Chairman, President and
Chief Executive Officer
Glenn A. Aigen(5)	2005	253,234	788,766	—				—	7,000
Senior Vice President and	2004	247,665	746,465	—		59,430	(11)	—	6,500
Chief Financial Officer	2003	242,097	673,347	—		35,071	(12)	—	6,000
Norris Nissim	2005	242,914	350,085	—				—	7,000
Vice President and	2004	237,573	255,941	—		124,506	(13)	—	6,500
General Counsel	2003	232,232	167,768	—		—		—	—
Philip W. Friedman	2005	485,874	2,187,319						7,000
Chief Investment Officer
Stephen Thomas Eckenberger	2005	250,000	1,978,217						9,000
Senior vice president of
institutional sales and client
service of BKF Asset Management, Inc.
Former Executive Officers
John A. Levin(6)	2005	782,216	—	—		—		—	9,000
Chairman, Chief Executive	2004	914,862	1,074,946	—		1,123,439	(14)	—	7,000
Officer and President	2003	894,293	501,269	—		514,934	(15)	—	7,000
Henry L. Levin(7)	2005	800,000	4,005,676	—		—		—	7,000
Senior Portfolio Manager of BKF Asset Management, Inc. and BKF Management Co., Inc.
Frank F. Rango(8)	2005	800,000	4,003,676	—		—		—	9,000
Senior Portfolio Manager of BKF Asset Management, Inc. and BKF Management Co., Inc.

(1)	With respect to each of the Named Executive Officers and the Former Executive Officers, perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus.

(2)	Holders of shares of the Company’s restricted common stock have the same right to receive dividends as holders of other common stock of the Company.

(3)	Represents amounts contributed by the Company to the Company’s 401(k) plan.

(4)	Mr. Siciliano was appointed President and Chief Executive Officer of the Company and BKF Asset Management, Inc. effective September 28, 2005. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements — Former Employees — Employment Agreement with John C. Siciliano.”

(5)	Mr. Aigen resigned as Chief Financial Officer of the Company and each of its subsidiaries and affiliates effective January 15, 2006. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements — Former Employees — Transition/Separation Agreement with Glenn Aigen.”

(6)	In accordance with the terms of his Transition/Separation agreement, Mr. John A. Levin ceased to be President and Chief Executive Officer of the Company and BKF Asset Management, Inc. effective September 28, 2005. From September 29, 2005 through December 31, 2005, he served as a senior portfolio manager and securities analyst at the Company. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements — Former Employees — Transition/Separation Agreement with John A. Levin.”

(7)	In accordance with the terms of his Separation Agreement, Mr. Henry Levin ceased to be an Executive Officer and employee of the Company and all of its subsidiaries and affiliates effective December 16, 2005. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements — Former Employees — Separation Agreement and General Release of all Claims with Henry Levin.”

(8)	Mr. Rango ceased to be an Executive Officer and employee of the Company on December 30, 2005.

(9)	Represents expense reimbursements in connection with relocation of Mr. Siciliano to New York City.

(10)	Represents the fair market value, as of the grant date, of 250,000 shares of restricted stock granted on September 28, 2005, as part of an initial equity grant. 50,000 shares vested on December 31, 2005, and one quarter of the remaining shares will vest on each of the first four anniversaries of the grant date, subject to acceleration if certain performance criteria are met.

(11)	Represents the fair market value, as of the grant date, of 1,400 shares of restricted stock granted on March 10, 2005. One third of these shares will vest on each of December 31, 2005, December 31, 2006 and December 31, 2007, respectively.

(12)	Represents the fair market value, as of the grant date, of 1,384 shares of restricted stock granted on March 10, 2004 with respect to 2003 bonus compensation. The shares of restricted stock will vest on March 9, 2007.

(13)	Represents the fair market value, as of the grant date, of 2,933 shares of restricted stock granted on March 10, 2005. One third of these shares will vest on each of December 31, 2005, December 31, 2006 and December 31, 2007, respectively.

(14)	Represents the fair market value, as of the grant date, of 24,465 shares of restricted stock granted on March 10, 2005 with respect to 2004 bonus compensation. One third of these shares will vest on December 31, 2005, December 31, 2006 and December 31, 2007, respectively.

(15)	Represents the fair market value, as of the grant date, of 20,321 shares of restricted stock granted on March 10, 2004 with respect to 2003 bonus compensation. The shares of restricted stock vest on March 9, 2007.

Option Grants in 2005

The following table sets forth certain information concerning grants of options to purchase the Company’s common stock to the Named Executive Officers and the Former Executive Officers during 2005:

Potential Realizable
	Individual Grants				Value at Assumed
		Percentage of			Annual Rates of
	Number of	Total Options			Stock Price
	Securities	Granted to	Exercise or		Appreciation For
	Underlying	Employees	Base Price	Expiration	Option Term
Name	Options (#)	in Fiscal Year	($/Sh)	Date	5%($)	10%($)

John C. Siciliano(1)	250,000	100%	18.95	12/30/2015	2,978,000	7,547,000

(1)	50,000 options vested on the grant date, and one quarter of the remaining options will vest on September 28th of each of 2006, 2007, 2008 and 2009, subject to acceleration in the event of a change in control or if certain performance criteria relating to financial performance or enterprise value are met.

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

The following table sets forth certain information concerning the exercise of options to purchase the Company’s common stock during 2005 by the Named Executive Officers and the Former Executive Officers and the value of unexercised in-the-money options to purchase shares of the Company’s common stock granted to the Named Executive Officers and Former Executive Officers as of December 31, 2005.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options at
	Shares		Options at Fiscal	Fiscal Year-End
	Acquired	Value	Year-End 2005(#)	2005($)(1)
Name	On Exercise	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

John C. Siciliano	—	—	50,000/200,000	—
Glenn A. Aigen	—	—	19,555/0	64,496/0
Norris Nissim	—	—	—	—
Phillip W. Friedman	—	—	—	—
Stephen T. Eckenberger	—	—	—	—
Former
John A. Levin	—	—	—	—
Henry L. Levin	—	—	—	—
Frank F. Rango	—	—	—	—

(1)	On December 31, 2005, the closing price of the Company’s common stock on The New York Stock Exchange was $18. 95 per share.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Except as described below, none of the Named Executive Officers nor the Former Executive Officers was subject to an employment contract or termination of employment or change-in-control arrangement.

Current Employees

Employment Agreement with John C. Siciliano

On September 28, 2005, the Company entered into an Employment Agreement (the “Siciliano Employment Agreement”) with John C. Siciliano under which Mr. Siciliano serves as the President and Chief Executive Officer of each of the Company and BKF Asset Management, Inc.

In accordance with the Siciliano Employment Agreement, Mr. Siciliano will be paid a base salary of $950,000 per year and will be eligible to receive an annual bonus at the discretion of the Compensation Committee of the Board of Directors. The Siciliano Employment Agreement contemplates that Mr. Siciliano’s base salary and bonus be re-evaluated annually. As additional consideration for entering into the Siciliano Employment Agreement, Mr. Siciliano was issued 250,000 shares of the Company’s restricted common stock and was issued options to purchase 250,000 shares of the Company’s common stock on December 30, 2005. The term of the Siciliano Employment Agreement is four years and it is subject to one year automatic renewals unless terminated within 60 days of the expiration of any term. If Mr. Siciliano is terminated by the Company without cause or Mr. Siciliano terminates his employment for good reason (each as defined in the Siciliano Employment Agreement), he will be entitled to severance payments amounting to any accrued but unpaid amounts owed to Mr. Siciliano, a cash lump sum payment equal to his annual base salary at the time of termination and pro rated vesting of certain stock options. Mr. Siciliano also agreed not to compete with the Company or to solicit the Company’s clients and employees during the term of the Siciliano Employment Agreement and for six months thereafter.

Employment Agreement with John Clarke Gray

On January 4, 2006 the Company and BKF Management Co., Inc. entered into an Employment Agreement with John Clarke Gray (the “Gray Employment Agreement”) under which Mr. Gray serves as the Chief Financial Officer of the Company and each of its subsidiaries.

Pursuant to the Gray Employment Agreement, Mr. Gray will be paid a minimum base salary of $275,000 per year subject to adjustment by the Company’s Board of Directors. Mr. Gray will also receive a minimum annual bonus of $125,000 for 2006. As additional consideration for entering into the Gray Employment Agreement, Mr. Gray was issued 25,000 shares of the Company’s restricted common stock and options to purchase 50,000 shares of the Company’s common stock. The term of the Gray Employment Agreement is three years and it is subject to one year automatic renewals unless terminated within 60 days of the expiration of any term. If Mr. Gray is terminated by the Company without cause or Mr. Gray terminates his employment for good reason (each as defined in the Gray Employment Agreement), he will be entitled to severance payments amounting to any accrued but unpaid amounts owed to him, a cash lump sum payment equal to his annual base salary and the average bonus paid in the previous three-year period (in no event less than $125,000) and pro rated vesting of certain stock options. Mr. Gray also agreed not to compete with the Company or to solicit the Company’s clients and employees during the term of the Gray Employment Agreement and for six months thereafter.

Transition/Separation Agreement with Norris Nissim

On May 5, 2006, BKF Capital and Norris Nissim entered into a Transition/Separation Agreement (the “Agreement”) pursuant to which Mr. Nissim shall continue to be employed by BKF through June 30, 2006 (the “Termination Date”) and shall make himself available to assist BKF Capital and BKF for the period from the Termination Date through September 29, 2006 (the “Assistance Period”). Through the Termination Date (the “Transition Period”), Mr. Nissim shall continue to receive his base salary at the rate of $250,000 per annum and receive all other benefits to which he is entitled as an employee. On the Termination Date, Mr. Nissim shall receive an additional payment of $175,000, and during the Assistance Period shall receive payments of $150,000 on each of August 15, 2006 and September 29, 2006. For the period from July 1, 2006 through December 31, 2006, BKF shall continue to pay for group health insurance coverage for Mr. Nissim. BKF will indemnify and hold harmless Mr. Nissim to the fullest extent permitted under applicable law, including following termination of Mr. Nissim’s employment. Under the terms of the Agreement, Mr. Nissim and BKF entered into customary mutual general releases concurrent with the execution of the Agreement. The mutual general releases release the other party of all claims relating to matters occurring up to and including the signing of the Agreement, other than claims to enforce the terms of the Agreement and Mr. Nissim’s rights to benefits, if any, under the BKF’s employee benefit plans. Under the Agreement, Mr. Nissim may be solicited for employment at any time, and hired after the Termination Date. Mr. Nissim has agreed that he will not participate in any competitive activity with BKF’s business interests at any time prior to the Termination Date; provided, however, that Mr. Nissim may make passive investments in any corporation or entity. Pursuant to the Agreement, Mr. Nissim’s change of control agreement dated as of June 1, 2005 was terminated in all respects.

Retention Agreement with Philip Friedman

On August 11, 2005, the Company entered into a Retention Agreement with Philip Friedman, which was subsequently amended on November 15, 2005 by the First Amendment to the Retention Agreement (the Retention Agreement together with the First Amendment are referred to as the “Retention Agreement”). Under the terms of the Retention Agreement, Jack Murphy and certain members of the groups managed by Philip Friedman are third party beneficiaries to the Retention Agreement with the right to enforce its terms.

Under the terms of the Retention Agreement as amended by the Amendment, for 2006, Philip Friedman’s annual base salary, and the annual base salary of Jack Murphy, was set at $800,000. Except as otherwise provided in the Amendment, for 2006, the Company will pay the members identified in the Retention Agreement (the “2006 Group Members”) of the 2006 Long Only Investment and Trading Group (the “2006 Group”), an aggregate minimum cash bonus (inclusive of 401(k) Plan contributions made by the Company) of $7,012,721 (“2006 Group Minimum Bonus Compensation Pool”). The Retention Agreement requires that each 2006 Group Member be paid his/her 2006 bonus on or before January 15, 2007. The Retention Agreement contemplating that the 2006 Group Minimum Bonus Compensation Pool be allocated between and/or among Philip Friedman, Jack Murphy, the 2006 Group Members and/or Other 2006 Group Members (as defined in the Retention Agreement) at the sole and exclusive discretion of Philip Friedman subject to the conditions described in the Retention Agreement.

Unless the Company and Philip Friedman enter into a new employment agreement by March 31, 2006, 25% of the 2006 Group Minimum Cash Bonus Compensation Pool for 2006 must be paid by the Company no later than April 14, 2006.

Any person who joins the 2006 Group in 2006 after execution of the Retention Agreement is to be paid a 2006 cash bonus by the Company pursuant to a separate written agreement and not from the 2006 Group Minimum Bonus Compensation Pool. Certain 2006 Group Members, as identified in the Retention Agreement, will also be paid 2006 cash bonus compensation by the Company, separate from the 2006 Group Minimum Bonus Compensation Pool.

In addition to the 2006 Group Minimum Cash Bonus Compensation Pool, the Company is also required to grant restricted stock awards to members of the 2006 Group (the “2006 Equity Pool”) with respect to 50,000 aggregated shares of the Company’s common stock no later than March 31, 2006. The terms and conditions applicable to the 2006 Group Minimum Cash Bonus Pool will also apply to the 2006 Equity Pool subject to certain exceptions.

If on or prior to December 31, 2006, Philip Friedman’s employment is terminated pursuant to a Qualifying Termination (as defined in the Retention Agreement), he is entitled to cash severance payments amounting to his unpaid base salary through December 31, 2006, the amount of his 2005 cash bonus, the equivalent cash value of the equity he was allocated in the Retention Agreement (determined by applying the closing price of the of the Company’s common stock on the day before termination) and any accrued and unused vacation pay. If Jack Murphy’s employment is terminated on or prior to December 31, 2006 pursuant to a Qualifying Termination, then he is entitled to compensation similar to that of Philip Friedman.

Former Employees

Transition/Separation Agreement with John A. Levin

On August 23, 2005, the Company and John A. Levin entered into a Transition/Separation Agreement, which was subsequently amended on December 21, 2005 by the First Amendment to the Transition/Separation Agreement (the Transition/Separation Agreement together with the First Amendment are referred to as the “Transition Agreement”). Under the terms of the Transition Agreement, Mr. Levin was to continue as Chief Executive Officer of the Company until the earlier of October 1, 2005 or the retention of a successor (which occurred on September 28, 2005) and was to be paid his base salary until his successor was engaged by the Company. After his resignation as Chief Executive Officer Mr. Levin was to serve as a senior portfolio manager and a securities analyst at the Company until December 31, 2005, for which he received an annualized base salary of $200,000.

Under the Transition Agreement, Mr. Levin will serve as Chairman Emeritus of the Company (a non-voting advisor to the Board of Directors). In addition, the Company obtained an economic interest in Mr. Levin’s new investment management venture. The Transition Agreement allows this new venture to solicit certain clients of the Company (representing approximately $2.5 billion of the Company’s $12.4 billion in assets under management as of June 30, 2005) and also allows Mr. Levin to solicit a limited number of the Company’s employees closely involved with the management and administration of the clients he is authorized to solicit. Other than these employees, Mr. Levin may not solicit or hire any other employee of the Company for a 36 month period after termination of his employment, subject to limited exceptions.

The Transition Agreement limits Mr. Levin’s ability to sell unrestricted shares of the Company’s common stock he held at the time the Transition Agreement was executed as follows: (A) 1/3 of such shares may be contributed by Mr. Levin to any foundation or other entity controlled by him at any time (which shares may not be resold or otherwise transferred to any third party prior to April 1, 2006); (B) 1/3 of such shares may be sold or otherwise transferred by Mr. Levin at any time to any party; and (C) 1/3 of such shares must be held by Mr. Levin until the earlier of (x) 36 months following the date of Mr. Levin’s resignation (September 28, 2005) as Chief Executive Officer and (y) 10 days following the termination of the Consulting Period (as defined in the Transition Agreement). The Transition Agreement required Mr. Levin to forfeit all unvested or undelivered equity awards he held or was to be delivered as of September 30, 2005.

Pursuant to the Transition Agreement, Mr. Levin is required to establish, for a one-year period, a blind trust account with the BKF long only group of at least $5,000,000, with aggregate fees payable by Mr. Levin to the Company in respect of this arrangement of 75 basis points. The Agreement also restricts the ability of Mr. Levin to use, in his business ventures, the name John A. Levin or John Levin for a certain period of time.

Separation Agreement and General Release of all Claims with Henry Levin

On December 16, 2005, the Company and BKF Management Co., Inc. entered into a Separation Agreement and General Release of all Claims with Henry Levin (the “Separation Agreement”).

Under the Separation Agreement, all appointments Henry Levin held with the Company or any of its affiliates or subsidiaries (collectively, the “Company Group”), whether as employee, consultant, agent or otherwise, ceased on December 30, 2005 (the “Termination Date”). For purposes of determining the payments and benefits to which Mr. Levin was entitled to under the term sheet previously delivered to him on April 22, 2005 (the “Term Sheet”), Mr. Levin’s employment was treated as having continued through December 31, 2005, and as having then been terminated by him voluntarily.

Pursuant to the Separation Agreement, if Mr. Levin did not revoke the release previously presented to the Company under the Age Discrimination in Employment Act of 1967, the Company was required to pay him the sum of $750,000 as an advance against amounts that will otherwise be due to him under the Term Sheet. Additionally, unless Mr. Levin has revoked such release, he is entitled to the balance of the amounts due to him under the Term Sheet no later than the date on which Frank Rango is paid corresponding amounts under the Term Sheet.

The Separation Agreement obligated Mr. Levin to return all properties belonging to the Company and is subject to certain confidentiality obligations. In addition, under the Separation Agreement, the parties are subject to mutual nondisparagement obligations until the third anniversary of the effective date and the parties granted each other mutual releases.

Transition/Separation Agreement with Glenn Aigen

On December 20, 2005, the Company and Glenn A. Aigen entered into a Transition/Separation Agreement under which Mr. Aigen agreed to resign as Chief Financial Officer of the Company and each of its subsidiaries and affiliates and from all other officer positions with the Company, effective as of January 15, 2006. Mr. Aigen also agreed to resign from any other positions he held as an employee or officer of the Company, its subsidiaries and its affiliates effective as of the earlier of March 15, 2006 or the date that the Company files its Annual Report on Form 10-K, for fiscal the year ended December 31, 2005. The Transition/Separation Agreement requires Mr. Aigen to make himself available to the Company’s Chief Financial Officer through June 30, 2006 to assist in any transition matters in return for a fee of $90,000.

In accordance with the Transition/Separation Agreement, the Company continued to pay Mr. Aigen his base salary at an annualized rate of $253,234 until March 31, 2006. Mr. Aigen is also entitled to receive two special payments of $99,470.75 each, the first of which was to be paid on February 15, 2006 and the second of which was to be paid on or following the date of his termination (but no later than March 15, 2006). The Transition/Separation Agreement allowed Mr. Aigen’s continued participation in all employee benefit plans, required the Company to pay Mr. Aigen for all accrued but unused vacation time and allowed for continued vesting in all benefits provided by the Company (subject to a vesting schedule) through the date of his termination.

In the Transition/Separation Agreement, Mr. Aigen acknowledged that his 19,555 vested outstanding options to purchase the Company’s common stock remain exercisable for 30 days following his date of termination. If Mr. Aigen is unable to exercise his vested options and/or sell the shares received upon exercise during this period due to securities law restrictions, the Company and Mr. Aigen are required to negotiate in good faith to extend the post-employment option exercisability period or to provide an immediate cash payment in lieu thereof (based upon a trailing 30-day average closing price per share). The Transition/Separation Agreement also allowed Mr. Aigen to vest in certain unvested restricted stock units to the extent he remained employed by the Company through the earlier of March 15, 2006 or the date that the Company files its Annual Report on From 10-K, for fiscal year 2005.

The Transition/Separation Agreement allows Mr. Aigen to be solicited for employment at any time by any party, including, but not limited to, John A. Levin (or by an entity controlled by John A. Levin), notwithstanding any agreement between John A. Levin and the Company to the contrary.

Compensation Committee Interlocks And Insider Participation

During 2005, the following directors (and former directors) served as members of the Compensation Committee: Anson M. Bears, Jr., David D. Grumhaus, Burton G. Malkiel, Dean J. Takahashi, Kurt N. Schacht and Warren G. Lichtenstein. None of these persons was ever an officer or employee of the Company or any of its subsidiaries. During 2005, none of the Company’s executive officers served on the board of directors or the compensation committee of any entity which had an executive officer who served on the Company’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors makes decisions regarding the compensation of the Company’s executive officers and is comprised solely of independent, non-employee directors. Additionally, the Compensation Committee establishes the compensation of John C. Siciliano, the Company’s Chief Executive Officer, based on its evaluation of Mr. Siciliano’s performance. The compensation of the other officers of the Company is determined by the Compensation Committee in consultation with Mr. Siciliano. All decisions made by the Compensation Committee relating to the compensation of the Company’s executive officers are reviewed by the full Board of Directors.

The Company’s executive compensation program reflects the philosophy that compensation should reward executives for outstanding individual performance and, at the same time, align the interests of executives closely with those of stockholders. To implement that philosophy, the Company offers each of its executives a compensation package consisting of base salary and annual bonuses. Through this compensation structure, the Company aims to reward above-average corporate performance and recognize individual initiative and achievements.

The Compensation Committee also administers the Company’s 1998 Incentive Compensation Plan, as amended, pursuant to which the Company may grant awards to its employees, based on performance, in the form of cash or shares of the Company’s common stock (including stock options, restricted stock units and shares of restricted stock). The Compensation Committee believes the award of equity which vests over a number of years encourages the retention of executives and more closely aligns the interests of executives with the Company’s stockholders.

The current members of the Compensation Committee are Warren G. Lichtenstein, Kurt N. Schacht and Donald H. Putnam. Mr. Lichtenstein and Mr. Schacht, along with Anson M. Beard, Jr. and Dean J. Takahashi, were appointed on July 29, 2006. Mr. Beard resigned from the Board of Directors on January 10, 2006, Mr. Takahashi resigned from the Board of Directors on January 20, 2006, and Mr. Putnam was appointed to the Compensation Committee on January 20, 2006.

Base Salary

Base salaries reflect individual positions, responsibilities, experience, and potential contribution to the success of the Company. Actual salaries vary according to the Compensation Committee’s subjective assessment of these factors in its review of the base salaries of Company executives. The Company conducts annual reviews to ensure that base salaries reflect the specific responsibilities of individual executives and that they appropriately reward individual executives for their contributions to the Company’s performance.

Bonuses

At the Compensation Committee’s sole discretion, the Company may award each executive officer a bonus in the form of cash, equity or a combination of cash and equity, based on the Compensation Committee’s assessment of the executive officer’s individual performance and the performance of the Company or business unit. Except as described below with respect to the compensation of the Chief Executive Officer, in conducting its evaluation of the performance of an officer and in determining the amount and form of incentive bonuses, the Compensation Committee does not assign quantitative relative weights to different performance factors or rely exclusively on specific mathematical formulas. Rather, the Compensation Committee makes its determination in each case after considering a variety of factors it deems relevant for the executive officer’s position at the time of review.

In August 2005, the Company adopted a retention program geared to retain personnel through the conclusion of the year. The program kept compensation levels for the majority of personnel in 2005 at a level comparable to that earned in 2004.

Compensation of the Chief Executive Officer

Mr. Siciliano was appointed the Company’s Chief Executive Officer on September 28, 2005. Mr. Siciliano was hired under an employment agreement which specifies an annual salary of $950,000 (to be re-evaluated by the Compensation Committee annually) and contemplates an annual bonus which is to be awarded at the discretion of the Compensation Committee in accordance with guidelines established by the committee for executive officers of the Company. Mr. Siciliano did not receive a bonus with respect to 2005. Additionally, upon being hired Mr. Siciliano was awarded 250,000 shares of restricted stock and was awarded options to purchase 250,000 shares of the Company’s common stock on December 30, 2005.

On March 28, 2006, the Compensation Committee of the Board of Directors of BKF Capital Group, Inc. (the “Company”) approved the cash bonus program for 2006 for Mr. Siciliano. Under this program, Mr. Siciliano will receive bonus compensation if either of the following two performance standards are met, and if both are standards are met, he shall receive the aggregate of the two amounts. Mr. Siciliano will receive a bonus amount not to exceed $1 million based upon the level of EBITDA of the Company under one standard, and will receive a bonus amount not to exceed $1.5 million based upon a stock performance measure relating to enterprise value per share under the other standard.

In addition, the Company and Mr. Siciliano agreed on accelerated vesting terms regarding Mr. Siciliano’s restricted stock and option awards previously granted under his employment agreement with the Company in the event the aggregate bonuses earned under the bonus programs adopted for him pursuant to the Plan (“162(m) Bonuses”) exceed a specified amount to be determined by the Compensation Committee on an annual basis (which amount shall be $1 million with respect to 2006).

Compensation of Former Chief Executive Officer

Pursuant to the Transition/Separation Agreement between Mr. John Levin and the Company, Mr. Levin did not receive any bonus in 2005, and his base salary was reduced following his resignation as Chief Executive Officer to a rate of $200,000 per annum for the period commencing October 16, 2005.

Limits on Deductibility of Compensation

Section 162(m) of the Code denies a tax deduction to any publicly held corporation, such as the Company, for compensation in excess of $1 million paid to its Chief Executive Officer or any of its four other most highly compensated executive officers in any fiscal year, unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee currently anticipates that, to the extent practicable and in the Company’s best interest, the Company will pay executive compensation in a manner that satisfies the requirements of the Code to permit the Company to deduct the compensation.

Compensation Committee Members
Warren G. Lichtenstein
Kurt N. Schacht
Donald H. Putnam

AUDIT COMMITTEE REPORT

The Board of Directors has adopted a charter for the Audit Committee. Pursuant to this charter, the Audit Committee makes recommendations regarding the selection of the Company’s independent registered public accounting firm and meets with representatives of the Company’s independent registered public accounting firm to determine the scope, and review the results, of each audit.

In March 2006, the Audit Committee met with members of the Grant Thornton LLP engagement team to review the results of the 2005 audit of the Company’s consolidated financial statements. The Audit Committee also discussed the audited financial statements and the results of the audit with the Company’s management.

The Audit Committee discussed the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, with Grant Thornton LLP. Further, the Committee has received the written statements required by Independence Standards Board Standard No. 1. Standard No. 1 requires auditors to communicate, in writing, at least annually all relationships between the auditor and the Company that, in the auditor’s professional judgment, may reasonably be thought to affect the auditor’s independence. The Audit Committee has received this written disclosure and has discussed with Grant Thornton LLP its independence and considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee determined that Grant Thornton LLP’s independence was not impaired by providing non-audit services to the Company.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Audit Committee Members
Harvey J. Bazaar
Marvin L. Olshan
Kurt N. Schacht

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s 1998 Incentive Compensation Plan as of December 31, 2005.

Equity Compensation Plan Information

			(c)
	(a)	(b)	Number of securities
	Number of securities	Weighted average	available for future
	to be issued upon	exercise price of	issuance under equity
	exercise of	outstanding	compensation plans
	outstanding options	options, warrants	(excluding securities
Plan Category	warrants and rights	and rights	reflected in column (a))

Equity compensation plans approved by security holders	23,396	$15.01	549,212
Equity compensation plans not approved by security holders	0	—	0

Total	23,396	$15.01	549,212

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Henry L. Levin, a son of John Levin, the former Chairman and Chief Executive Officer of the Company, received $800,000 as salary and $4,005,676 as bonus compensation as one of two Senior Portfolio Managers for the event driven investment team. In addition, Henry Levin is a managing member of Purchase Management, LLC, which serves as a general partner of Purchase Associates, L.P. and Purchase Associates II, L.P., and of Debt Management, LLC, which serves as a general partner of Debt Opportunity Partners, L.P. These general partners participate in the performance-based incentive allocations made by the limited partners to the general partners. BKF GP, Inc., a wholly owned subsidiary of the Company, serves as the managing general partner of each of the partnerships. Purchase Management, LLC received incentive allocations totaling $2,282,726, of which $1,141,363 was allocated to Henry Levin, and Debt Opportunity Management received an incentive allocation of $145,379, of which $36,345 was allocated to Henry Levin. Such allocations to Henry Levin are included as compensation in the financial statements of the Company. See also “Employment Contracts and Termination of Employment and Change-in-Control Arrangements — Former Employees — Letter Agreement with Henry Levin and Frank Rango and — Separation Agreement and General Release of all Claims with Henry Levin.”

Jennifer Levin Carter, a daughter of John Levin, received $133,250 (and reimbursed expenses of $4,252) from the company for consulting services rendered to various alternative investment strategies of the Company.

Frank Rango is a managing member of Purchase Management, LLC, which serves as a general partner of Purchase Associates, L.P. and Purchase Associates II, L.P., and of Debt Management, LLC, which serves as a general partner of Debt Opportunity Partners, L.P. These general partners participate in the performance-based incentive allocations made by the limited partners to the general partners. BKF GP, Inc., a wholly owned subsidiary of the Company, serves as the managing general partner of each of the partnerships. Purchase Management, LLC received incentive allocations totaling $2,282,726, of which $1,141,363 was allocated to Mr. Rango, and Debt Opportunity Management received an incentive allocation of $145,379, of which $36,345 was allocated to Mr. Rango. In addition, Mr. Rango received incentive allocations totaling $5,288 in connection with his services as a portfolio manager of LRK Savings, L.P. which was managed by BKF GP, Inc. Such allocations to Mr. Rango are included as compensation in the financial statements of the Company. See also “Employment Contracts and Termination of Employment and Change-in-Control Arrangements — Former Employees — Letter Agreement with Henry Levin and Frank Rango and — Separation Agreement and General Release of all Claims with Henry Levin.”

The Company has agreed to reimburse Steel Partners II, L.P. for its reasonable expenses incurred in connection with last year’s proxy contest if certain conditions are met. Warren G. Lichtenstein, a current director and nominee for director of the Company, is the managing member of the general partner of Steel Partners II L.P., and the partnership owns 727,200 shares of the Company. The expense reimbursement will only be made if (i) the EBITDA of the Company is positive for each of four consecutive quarters commencing after March 31, 2006 and (ii) the cumulative EBITDA of the Company during such four-quarter period is equal to or greater than $1.2 million. EBITDA means net income before deducting interest, income taxes, depreciation and amortization; provided that there shall be excluded from the calculation of EBITDA any income or loss generated from consolidated affiliated partnerships or any extraordinary or non-recurring item that has the effect of increasing EBITDA. If these conditions are met, the expense reimbursement will be made within 15 days after the Company ’s financial statements for the applicable quarterly periods are completed. The proxy contest expenses of Steel Partners II, L.P. are approximately $566,000.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

The following chart shows the Company’s annual total returns from December 31, 2000 through December 31, 2005. The chart sets forth a comparison of the Company’s total return with the annual return of (i) the S&P Financial Index; and (ii) the S&P 500 Index. The chart is based on an investment of $100 on December 31, 2000, and assumes that all dividends and capital gain distributions were reinvested. The chart is not an indicator of the future performance of the Company. Thus, it should not be used to predict the future performance of the Company’s stock.

Comparison Of Cumulative Five Year Total Return

	12/31/00	12/31/01	12/29/02	12/31/03	12/31/04	12/31/05
BKF Capital Group, Inc.	100	157.26	96.71	135.23	210.04	109.16
S&P Financial Index	100	91.05	77.72	101.84	112.93	120.24
S&P 500 Index	100	88.11	68.64	88.33	97.94	102.75

PROXY SOLICITATION; QUORUM; VOTING; ADJOURNMENT

Proxy Solicitation

If you properly sign your proxy and return it on time, your shares will be voted at the Annual Meeting in accordance with the directions you mark on your proxy card. If you properly sign and return your proxy, but do not mark any directions on it, your shares will be voted FOR the election of each of the nominated directors, [FOR the adoption of the new compensation plan] and FOR the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company.

You may revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Company, or by delivery of a later dated proxy. No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

Stockholders of record at the close of business on May 23, 2006 are entitled to participate in the meeting and to cast one vote for each share held. The Company had 8,426,414 shares of the Company’s common stock outstanding on the Record Date (including 508,844 shares of restricted stock). There is no other class of stock outstanding. Stockholders are entitled to one vote per share for each matter eligible to be voted upon.

Proxies will be solicited by mail. Directors and executive officers may solicit proxies, personally or by telephone, telegraph or mail, but such persons will not be specially compensated for such services. In addition, the Company has engaged Mellon Investor Services LLC to render proxy solicitation services at an estimated cost not expected to exceed $8,000 plus customary out of pocket expenses. The Company will inquire of any stockholder of record known to be a broker, dealer, bank, or other nominee as to whether other persons were the beneficial owners of shares held of record by such persons. If so, the Company will supply additional copies of solicitation materials for forwarding to beneficial owners and will make reimbursement for reasonable out-of-pocket costs.

Quorum

An independent third party tabulates the proxies. Under Delaware law (under which the Company is organized) and the Company’s by-laws, a majority of the shares outstanding on the Record Date, excluding shares held in the Company’s treasury, must be present at the meeting in person or by proxy to constitute a quorum for the transaction of business. Shares abstaining from voting and shares present but not voting, including broker non-votes, are counted as “present” for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares.

Voting

In the election of directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more of the nominees. For the other proposals, you may vote FOR the proposal, AGAINST the proposal or ABSTAIN from voting on the proposal. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

Attendance at the Annual Meeting

When you arrive at the Annual Meeting, you will be asked to present photo identification, such as a driver’s license. If you hold of the Company’s common stock in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your bank or broker are examples of proof of ownership. If you want to vote your shares of the Company’s common stock held in street name in person, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

Election of Directors

Assuming a quorum is present, the nominees for director who receive the highest number of votes of the shares cast at the Annual Meeting will be elected. A properly executed proxy marked WITHHOLD AUTHORITY with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Re-approval of 1998 Incentive Compensation Plan

Under the Company’s by-laws, the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote on this proposal will be required to re-approve the Company’s 1998 Incentive Compensation Plan. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote on the proposal will be required to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

Adjournment

Any decision to adjourn the meeting would be made by the chairman of the meeting (to the extent permitted by applicable law) or by the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on these proposals. Proxies would be voted in favor of adjournment if there are not enough shares present at the meeting to constitute a quorum.

PROPOSALS OF STOCKHOLDERS

Under the Company’s by-laws, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the by-laws) not less than 60 days prior to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting; provided, however, that if the date of the annual meeting has been advanced by more than 30 days from the date of the prior years annual meeting, then such notice must be received by the Secretary of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the meeting. These regulations are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have stockholder proposal included in the Company’s proxy statement.

Stockholders interested in submitting a proposal for inclusion in the proxy material for the Annual Meeting of stockholders in 2007 may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the Company’s Secretary no later than January 10, 2007.

AVAILABLE INFORMATION

Stockholders of the Company will receive with this proxy statement a copy of the Company’s annual report for the fiscal year ended December 31, 2005. Stockholders of the Company may obtain, without charge, additional copies of the Company’s annual report by writing to the Company at One Rockefeller Plaza, 19th Floor, New York , New York 10020 or by calling (800) Bkf-1891. Stockholders may also obtain copies of the annual and quarterly reports on the Company’s website at www.bkfcapital.com.

The Board of Directors has adopted Corporate Governance Guidelines, a Code of Ethics for the Company’s Chief Executive Officer, Chief Financial Officer and certain other personnel, an Audit Committee Charter, a Nominating and Governance Committee Charter, and a Compensation Committee Charter. These documents may be obtained, without charge, by writing to or calling the Company and are also posted on the Company’s also website.

By Order of the Board of Directors

/s/  Norris Nissim
Norris Nissim
Secretary

New York, New York
May 26, 2006

BKF CAPITAL GROUP, INC.

1998 Incentive Compensation Plan
(as amended and restated on March 28, 2001)

BKF CAPITAL GROUP, INC.

1998 Incentive Compensation Plan
(as amended and restated on March 28, 2001)

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BKF CAPITAL GROUP, INC.
1998 Incentive Compensation Plan
(as amended and restated on March 28, 2001)

1. Purpose.  The purpose of this 1998 Incentive Compensation Plan, as amended and restated on March 28, 2001 (the “Plan”), is to assist BKF Capital Group, Inc. (“BKF”) and its subsidiaries in attracting, retaining, motivating, and rewarding high-quality executives, employees, and other persons who provide services to BKF and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in BKF in order to strengthen the mutuality of interests between such persons and shareholders of BKF, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of BKF. Adoption of the Plan and the grant of Awards in accordance with the terms of the Plan has been determined by the Board of Directors of BKF to be in the best interests of BKF and its shareholders.

2. Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Annual Incentive Award” means an Award granted to a Participant which is conditioned upon satisfaction, during a period not in excess of one year, of performance criteria established by the Committee.

(b) “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means BKF’s Board of Directors.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g) “Committee” means a committee of two or more directors designated by the Board to administer the Plan, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” as defined under Code Section 162(m), unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Code Section 162(m).

(h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

(i) “Deferred Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(j) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(k) “Effective Date” means the date on which BKF shareholders approve the adoption of the Plan.

(l) “Eligible Person” means each Executive Officer or director of BKF and other officers and employees of BKF or any of its subsidiaries. An employee on leave of absence may be considered as still in the employ of BKF or a subsidiary for purposes of eligibility for participation in the Plan. In addition, a person who has been offered employment by BKF or any of its subsidiaries or agreed to become a director of BKF is eligible to be granted an Award under the Plan; provided, however, that such Award shall be canceled if such person fails to commence such employment or service as a director, and no payment of value may be made in connection with such Award until such person has commenced such employment or service.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n) “Executive Officer” means an executive officer of BKF as defined under the Exchange Act.

(o) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be equal to the closing price per share reported on a consolidated basis on the principal stock exchange upon which Stock is traded on the date on which the value is to be determined (or the last immediately preceding date on which Stock was traded).

(p) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

(q) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(r) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(s) “Performance Award” means an Award granted to a Participant which is conditioned upon satisfaction, during a period in excess of one year but in no event more than ten years, of performance criteria established by the Committee.

(t) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(u) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof that is subject to certain restrictions and to a risk of forfeiture.

(v) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(w) “Stock” means either BKF Common Stock, and such other securities as may be substituted (or resubstituted) for BKF Common Stock pursuant to Section 10(c) hereof.

(x) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

3. Administration.

(a) Authority of the Committee.  The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of interpreting or otherwise administering grants to non-employee directors.

(b) Manner of Exercise of Committee Authority.  Any action of the Committee shall be final, conclusive and binding on all persons, including BKF, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b)

hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of BKF or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of BKF and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability.  The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of BKF or a subsidiary, BKF’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of BKF or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by BKF with respect to any such action or determination; provided that nothing herein shall be construed to protect any such person from any liability to BKF or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties, or by reason of reckless disregard of his or her obligations and duties.

4. Stock Subject to Plan.

(a) Overall Number of Shares of Stock Available for Delivery.  Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 2,600,000, plus (ii) 10% of the number of shares of Stock issued or delivered by BKF during the term of the Plan (excluding any issuance or delivery in connection with Awards, or any other compensation or benefit plan of BKF), plus (iii) the number of shares of Stock (not to exceed 700,000) purchased by BKF after March 28, 2001; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed one million. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards.  No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards.  Shares of Stock subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

5. Eligibility; Per-Person Award Limitations.  Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than one million shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) and 6(h). For purposes of applying the foregoing limitation to Sections 6(b) and 6(c), any Option or SAR that is canceled shall be treated as remaining outstanding, and any amendment to an Option or SAR that reduces the exercise or grant price (other than customary anti-dilution adjustments) shall be treated as the cancellation of the original Option or SAR and the issuance of a new Option or

SAR. In addition, the maximum cash Award that may be earned under the Plan pursuant to Section 6(h) in respect of any fiscal year shall be $20 million, determined on an annualized basis in the case of a Performance Award.

6. Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

(ii) Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

(c) Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii) Other Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the issuing company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the issuing company retain physical possession of the certificates, and that the Participant deliver a stock power to the issuing company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends, Distributions and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends or distributions paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split, Stock dividend or distribution, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock.  The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions.  Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii) Dividend Equivalents.  Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted

Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, or other Awards equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Annual Incentive and Performance Awards.  The Committee is authorized to make Annual Incentive Awards and Performance Awards payable in cash, Stock, or other Awards, on terms and conditions established by the Committee, subject to Section 8 in the event of Annual Incentive Awards or Performance Awards intended to qualify as “performance-based compensation” for purposes of Code Section 162(m).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of BKF, any subsidiary, or any business entity to be acquired by BKF or any subsidiary, or any other right of a Participant to receive payment from BKF or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of BKF or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

(c) Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award agreement, payments to be made by BKF or any subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, or other Awards, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events. Installment or deferred payments may be required by the Committee to the extent necessary to qualify payments for deductibility under Code Section 162(m), or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any payments mandatorily deferred by the Committee to qualify such payments for deductibility under Code Section 162(m) shall include a reasonable rate of interest.

(d) Exemptions from Section 16(b) Liability.  It is the intent of BKF and its subsidiaries that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Loan Provisions.  With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to BKF and/or any subsidiary, BKF and/or any subsidiary may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option, purchase of Stock or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

(f) General Terms Relating to Awards.  Unless the Committee provides otherwise at the time of grant or by amendment, an Option, SAR, grant of Restricted Stock or Deferred Stock will become exercisable or settleable, as the case may be, in three equal installments after each of the first, second and third anniversaries of the date of grant based on the Participant’s continued employment with BKF or any of its subsidiaries. Unless the Committee provides otherwise at the time of grant or by amendment, an Option or SAR will have a maximum term of ten years after the date of grant and will expire 30 days after the Participant’s termination of employment with BKF and its subsidiaries, except if such termination occurs by reason of the Participant’s death, retirement or disability, in which case the Option or SAR will be immediately exercisable and may be exercised by the Participant or his or her Beneficiary within one year following such termination (but in no event later than the maximum term of the Option or SAR).

8. Performance and Annual Incentive Awards.

(a) Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions; provided, however, that all Performance Awards and Annual Incentive Awards shall comply with the requirements of Sections 8(b) and 8(c) hereof unless the Committee specifically determines at the time of grant that such Award is not intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Designated Covered Employees.  Unless the Committee determines that a Performance Award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria.  One or more of the following business criteria for BKF, on a consolidated basis, and/or for specified subsidiaries, business units, funds or partnerships of BKF or any of its subsidiaries (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; increase in revenues; the excess of all or a portion of revenues over operating expenses (excluding expenses determined by the Committee at the time performance goals are established); (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation, amortization and/or incentive compensation; pretax operating earnings; operating earnings; (9) total shareholder return; (10) performance of managed fund(s); (11) market share; (12) assets under management; (13) reduction in costs; (14) increase in the Fair Market Value of Stock; and (15) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Russell 1000 Value Index, the Standard & Poor’s 500 Stock Index, the Standard & Poor’s Financial Index, the SNL Investment Adviser Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(iii) Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of BKF, any subsidiary and/or any business unit of BKF and/or any of its subsidiaries in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria, provided that the amount of the Performance Award pool can be determined by an independent third party in possession of all the relevant facts.

(v) Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Stock or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees.  Unless the Committee determines that an Annual Incentive Award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Annual Incentive Award Pool.  The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of BKF, any subsidiary and/or any business unit of BKF and/or any of its subsidiaries in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria, provided that the amount of the Annual Incentive Award pool can be determined by an independent third party in possession of all the relevant facts.

(ii) Potential Annual Incentive Awards.  Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.

(iii) Payout of Annual Incentive Awards.  After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award. Settlement of Annual Incentive Awards shall be in cash, Stock or other Awards, in the discretion of the Committee.

(d) Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). No Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m) shall be paid until the Committee has certified in writing that the applicable performance goals have been achieved. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e) Status of Section 8(b) and Section 8(c) Awards under Code Section 162(m).  It is the intent of BKF and its subsidiaries that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean any Eligible Person who receives a Performance Award or an Annual Incentive Award unless the Committee determines, at the time of grant, that such Award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change in Control.

(a) Effect of “Change in Control” on Non-Performance Based Awards.  In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 10(a);

(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Company or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 10(a); and

(iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(b) Effect of “Change in Control” on Performance-Based Awards.  In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions will be deemed to be met if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

(c) Definition of “Change in Control.”  A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) any “person” as such term is currently used in Section 13(d) of the Exchange Act, other than John A. Levin or any entity directly or indirectly controlled by him, becomes a “beneficial owner,” as such term is currently used in Rule 13d-3 promulgated under that Act, of 50% or more of BKF’s Voting Stock, which term means the issued and outstanding capital stock or other securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect the directors of a corporation;

(ii) a majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the Effective Date; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered an Incumbent Director;

(iii) all or substantially all of the assets or business of BKF are disposed of pursuant to a merger, consolidation, or other transaction (other than the asset distribution transactions contemplated in BKF’s proxy statement dated July 22, 1999) unless (A) the shareholders of BKF immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned BKF’s Voting Stock, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of BKF, or (B) a majority of the board of directors of the surviving corporation in such a transaction consists of Incumbent Directors or directors appointed by Levin Management Co., Inc. but excluding directors who were members of the other entity’s board of directors;

(iv) the Board adopts any plan of liquidation providing for the distribution of all or substantially all of BKF’s assets; or

(v) BKF combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of BKF immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for securities of such other company).

(d) Definition of “Change in Control Price.”  The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10. General Provisions.

(a) Compliance with Legal and Other Requirements.  BKF may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock is listed or quoted, or compliance with any other obligation of BKF as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than BKF or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant to facilitate estate planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting BKF, any subsidiary or any business unit, or the financial statements of BKF or any subsidiary or business unit, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of BKF, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes.  BKF and/or any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable BKF and/or any subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of BKF’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f) Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of BKF or a subsidiary, (ii) interfering in any way with the right of BKF or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of BKF unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of BKF; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet BKF’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of BKF for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i) Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law.  The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Plan Effective Date and Shareholder Approval.  The Plan (as amended and restated on March 28, 2001) has been adopted by the Board, subject to approval by the shareholders of BKF at its 2001 annual meeting. Unless earlier terminated by action of the Board in accordance with Section 10(e), the Plan shall remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan. The Plan may be submitted for re-approval by BKF shareholders from time to time in order to maintain an exemption for “performance-based compensation” for purposes of Code Section 162(m).

Proxy	Proxy
BKF CAPITAL GROUP, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS – June 21, 2006
     Harvey J. Bazaar, Donald H. Putnam and Kurt N. Schacht or any of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of the Company’s common stock of the undersigned at the annual meeting of stockholders of BKF Capital Group, Inc. to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York on June 21, 2006 at 9:00 a.m. and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.
     Please indicate change of address here and mark the box on the other side.
     All capitalized terms used in this proxy shall have the same meanings assigned to them in the proxy statement.
(Continued and to be signed on reverse side.)

Fold And Detach Here
Your Vote is Important.
Please mark, sign, date and promptly return this proxy
using the enclosed postmarked envelope.
Please mark your votes as indicated in this example [X]
The Board of Directors recommends that you vote FOR proposals 1, 2 and 3. The shares represented by this proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1, 2, and 3.
1. To elect seven directors;

FOR all nominees listed below (except as marked to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed below [ ]
Nominees: Harvey J. Bazaar, Ronald LaBow, Keith Meister, Marvin L. Olshan, Donald H. Putnam, Kurt N. Schacht and John C. Siciliano.
(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

	FOR	AGAINST	ABSTAIN
2. To re-approve the Company’s Incentive Compensation Plan;	[ ]	[ ]	[ ]

3. To ratify the selection of Grant Thornton LLP as the	[ ]	[ ]	[ ]
independent registered public accounting firm of the Company; and

4. To transact such other business as may properly come before the meeting.	[ ]	[ ]	[ ]

Check here if you plan to attend the meeting [     ].
Dated:                                         , 2006

Signature

Signature (if held jointly)

Please mark, sign, date and promptly return this proxy in the enclosed postmarked envelope.